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                                                                    Exhibit 23.1



           CONSENT OF AN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No.333-113026) of Odyssey Re Holdings Corp. of our report dated February 2, 2004 relating to the financial statements and financial statement schedules. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
October 4, 2004